UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 29, 2009

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2009, Nexxus Lighting, Inc. (the “Company”) entered into an agreement (the “Exchange Agreement”) with the holders (the “Preferred Shareholders”) of all of its outstanding Series A preferred stock, $.001 par value per share (the “Series A preferred stock”), including certain of its directors or entities affiliated with such directors, to exchange all 1,571.15 outstanding shares of the Company’s Series A preferred stock for other securities of the Company (the “Exchange”). The Exchange will only be effective upon consummation of a “Qualified Public Offering,” as such term is defined in the Exchange Agreement and, upon consummation of the Exchange, the Company will have no shares of Series A preferred stock outstanding. The shares of Series A preferred stock were originally issued by the Company in a November 2008 private placement. Preferred Shareholders are entitled to dividends at the rate of 8% per annum, escalating to up to 16% per annum if, among other things, the Series A preferred stock is not redeemed within twelve months after issuance. Pursuant to the terms of the Series A preferred stock, at the option of the Preferred Shareholders, if the Company raises $20 million or more in certain financing transactions, the Company is obligated to redeem all of its outstanding Series A preferred stock.

On October 29, 2009, the Company filed a registration statement with the Securities and Exchange Commission (the “SEC”) relating to a proposed follow-on offering of its common stock (the “Proposed Follow-on Offering”). Although there can be no assurance as to whether or when any such offering would be commenced or completed, or as to the size or terms of any such offering, such offering is expected to constitute a “Qualified Public Offering,” as such term is defined in the Exchange Agreement.

If the Proposed Follow-on Offering constitutes a “Qualified Public Offering” within the meaning of the Exchange Agreement, the Exchange will be effected simultaneously with the closing of the Proposed Follow-on Offering. Preferred Shareholders holding an aggregate of 1,091.15 shares of Series A preferred stock have elected to receive common stock in the Exchange. The number of shares of common stock to be delivered in the Exchange will be determined by dividing $5,455,750 (which represents the stated value of the Series A preferred stock being exchanged for common stock) by the greater of (i) $3.15 or (ii) the per share public offering price in the Proposed Follow-on Offering. The shares of common stock issuable in Exchange for the Company’s Series A preferred stock will be freely tradable without restriction or further registration under the federal securities laws, except for any shares acquired by the Company’s “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), whose sales will be subject to certain limitations and restrictions.

The Preferred Shareholders holding the remaining 480 shares of Series A preferred stock, which has a stated value of $2,400,000, are entities affiliated with Mariner Private Equity, LLC, of which Patrick Doherty, one of the Company’s directors, is president, and Michael Brown, one of the Company’s directors. In the Exchange, these Preferred Shareholders will receive convertible promissory notes (the “Exchange Notes”) in the aggregate principal amount of $2,400,000 and warrants to purchase an aggregate of 935,040 shares of the Company’s common stock (the “Exchange Warrants”). The Exchange Notes will bear interest at 1% per annum and mature three years after issuance. The number of shares of common stock deliverable upon conversion of the Exchange Notes will be determined by dividing the aggregate principal amount of the Exchange Notes by $5.33 (the sum of $5.08 (the “market value” of the Company’s common stock immediately preceding the entering into of the Exchange Agreement) plus the “warrant coverage value,” which is equal to $.25). “Market value” and “warrant coverage value” have been determined by applicable NASDAQ rules. “Market value” means the consolidated closing bid price of the Company’s common stock immediately preceding the entering into of the Exchange Agreement. “Warrant coverage value” means a value of $0.125 for each 100% of warrant coverage. For each $1.00 in principal amount of an Exchange Note, the noteholder will be issued Exchange Warrants to purchase

0.3896 shares of the Company’s common stock exercisable commencing six months after the issuance of the Exchange Warrants for a period terminating three years after the issuance of the Exchange Warrants at an exercise price equal to $5.08 (the “market value” of the Company’s common stock immediately preceding the entering into of the Exchange Agreement). There are no price-based anti-dilution provisions in the Exchange Notes or Exchange Warrants.

As a result of the Exchange, entities affiliated with Mariner Private Equity, LLC, of which Patrick Doherty, one of the Company’s directors, is president, will receive Exchange Notes aggregating $1,650,000 and Exchange Warrants to purchase 642,840 shares of common stock and Michael Brown, one of the Company’s directors, will receive Exchange Notes aggregating $750,000 and Exchange Warrants to purchase 292,200 shares of common stock.

The Company intends to use approximately $0.8 million of the net proceeds of the Proposed Follow-on Offering to pay accumulated dividends on its Series A preferred stock. The Company is obligated to pay all accrued, but unpaid, dividends on its Series A preferred stock in cash within three business days following the consummation of a “Qualified Public Offering.” Of this amount, entities affiliated with Mariner Private Equity, LLC will receive approximately $159,500 and Michael Brown will receive approximately $72,500.

Neither the Exchange Notes, the Exchange Warrants, nor the shares of common stock issuable in the Exchange or upon exercise of the Exchange Warrants, or conversion of the Exchange Notes, have been registered for sale under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The issuance and sale of the common stock issuable in the Exchange, the Exchange Notes, the Exchange Warrants and the common stock issuable upon exercise of the Exchange Warrants or conversion of the Exchange Notes will be made in reliance upon the exemption provided in Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the Exchange. Each of the Exchange Notes, Exchange Warrants and common stock issuable in the Exchange will contain restrictive legends preventing the sale, transfer or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure about the Exchange and the Proposed Follow-on Offering contained in this current report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c under the Securities Act.

Copies of the Exchange Agreement and the forms of Exchange Note and Exchange Warrant relating to the Exchange have been filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-162743) filed October 29, 2009, and are incorporated herein by reference. The summary contained in this current report is qualified in its entirety by reference to the more detailed terms of such agreements filed as exhibits to such registration statement, and investors are encouraged to review the full text of such agreements.

No representation, warranty, covenant, or agreement contained in the Exchange Agreement or the other Transaction Documents (as defined in the Exchange Agreement) is, or should be construed as, a representation or warranty by the Company to any person other than the Preferred Shareholders who are participating in the Exchange, or a covenant or agreement of the Company or such Preferred Shareholders with any other person. Investors are cautioned about relying on representations, warranties, covenants, and agreements contained in the Exchange Agreement and/or the Transaction Documents. The representations and warranties in the Exchange Agreement and/or the Transaction Documents may be qualified by information that has not been filed with the SEC, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, and represent an allocation of risk as between the parties as part of the transaction reflected in the Exchange Agreement and/or the Transaction Documents. Moreover, the representations and warranties may become incorrect after the date of the Exchange Agreement and/or the Transaction Documents, and changes, if any, may not be reflected in the Company’s public disclosures. The covenants and agreements contained in the Exchange Agreement and/or the Transaction Documents are solely for the benefit of the Company and the Preferred Shareholders, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference in this Item 2.03

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in this Item 3.02. The Company will issue and sell its securities in the Exchange pursuant to an exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. Each of the Preferred Shareholders has represented to the Company that such Preferred Shareholder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Preferred Stock Exchange Agreement, dated as of October 29, 2009, by and between the Company and each Preferred Shareholder set forth on Schedule I thereto (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-162743) filed October 29, 2009).

10.2	Form of Convertible Promissory Note (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-162743) filed October 29, 2009).

10.3	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-162743) filed October 29, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 3, 2009	NEXXUS LIGHTING, INC.

/S/ GARY R. LANGFORD
	Name:	Gary R. Langford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Preferred Stock Exchange Agreement, dated as of October 29, 2009, by and between the Company and each Preferred Shareholder set forth on Schedule I thereto (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-162743) filed October 29, 2009).

10.2	Form of Convertible Promissory Note (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-162743) filed October 29, 2009).

10.3	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-162743) filed October 29, 2009).